Exhibit 4.1 – Specimen Stock Certificate

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP NO. ___________

NUMBER	SHARES

ALPINE 4 TECHNOLOGIES LTD.

AUTHORIZED CLASS A COMMON STOCK: 125,000,000 SHARES PAR VALUE: $0.0001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

- Shares of ALPINE 4 TECHNOLOGIES LTD. Class A Common Stock -

transferable on the books of the Corporation in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

               WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated: ___________________	___________________________ Kent B. Wilson, President and Secretary

[CORPORATE SEAL]

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned Registered:
(Transfer Agent)
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By -------------------------------------
Authorized Signature